Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q of Aerie Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for the period ended March 31, 2014 (the “Report”), the undersigned, Vicente Anido, Jr., PhD, Chief Executive Officer and Chairman of the Board of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2014	/s/ VICENTE ANIDO, JR., PHD
Vicente Anido, Jr., PhD Chief Executive Officer, Chairman of the Board (Principal Executive Officer)